EXHIBIT 10.20

GUARANTY AND SECURITY AGREEMENT

This GUARANTY AND SECURITY AGREEMENT (this “Security Agreement”) is made as of October 7, 2021, by and between the subsidiaries of Edible Garden AG Incorporated, a Delaware corporation, named on the signature pages hereto (the “Grantors” and “Guarantors” and individually a “Grantor” and “Guarantor”) and Evergreen Capital Management, LLC (“Lender”). The Grantors and Lender are collectively referred to in this Security Agreement as the “Parties.”

WHEREAS, the Lender has agreed to lend to Edible Garden AG Incorporated, a Delaware corporation (the “Company”), up to $2,000,000 (the “Loans”) pursuant to a Securities Purchase Agreement, dated as of even date herewith (the “Securities Purchase Agreement”), between the Company and the Lender, which Loans shall be evidenced by promissory notes issued pursuant to the Securities Purchase Agreement in the original principal amounts aggregating up to $2,300,000 (the “Notes”). Capitalized terms used herein and not otherwise defined herein having the meanings set forth in the Notes or, if not defined therein, in the Securities Purchase Agreement;

WHEREAS, as a condition precedent to the Loans, and to further evidence the Loans and the Company’s obligation to repay them, the Company will execute and deliver in favor of the Lender the Notes;

WHEREAS, as a condition precedent to the Loans and as security for repayment of the Loans upon the terms set forth in the Notes and the guarantees of the Guarantors hereunder, the Grantors agree to guaranty all obligations of the Company under the Notes and the other obligations of the Company under the Transaction Documents (as defined in the Securities Purchase Agreement), execute and deliver this Security Agreement to the Lender and hereby to pledge and grant to the Lender a lien on and security interest in all of Grantors’ rights and interest the Pledged Collateral (as defined below), whether now owned or hereafter acquired.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make the Loan and accept the Notes, the Parties hereby agree as follows:

SECTION 1. Pledge. Each Grantor hereby pledges and delivers to the Lender, and hereby grants to the Company, a lien on and security interest in all of each Grantor’s right, title, and interest in and with respect to each of the following, whether now owned or hereafter acquired (collectively, the “Pledged Collateral”):

(a) the properties, assets, and rights of the Grantor described in Attachment 1 hereto, wherever located, whether the Grantor now has or hereafter acquires an ownership or other interest or power to transfer; and

(b) to the extent not covered by subsection (a) above, all general intangibles (including causes of action) relating to, and all proceeds of, any or all of the foregoing Pledged Collateral.

For purposes of this Agreement, “proceeds” includes whatever is receivable or received when Pledged Collateral or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to Grantor or the Company from time to time with respect to any of the Pledged Collateral.

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SECTION 2. Security for Obligations. This Security Agreement secures the prompt and complete (a) payment of all obligations of the Company and the Guarantors to the Lender now or hereafter existing under this Security Agreement, the Notes, and any and all Transaction Documents; and (b) performance and observance by the Company and the Grantors of all of their respective covenants and conditions contained in the Transaction Documents. All such obligations, covenants and conditions described in the immediately preceding clauses (a) and (b), whether for principal, interest, fees, expenses, or otherwise, are hereinafter collectively referred to as the “Obligations.”

SECTION 3. UCC Financing Statements on Pledged Collateral. Grantors agree that at any time and from time to time each Grantor will promptly execute and deliver all further instruments, UCC financing statements, and documents, and take all further action that may be reasonably desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Collateral. Each Guarantor shall deliver to Lender within three (3) Business Days of the date of execution of this Security Agreement a form of UCC financing statement(s) with respect to the Pledged Collateral, to be filed and recorded by the Lender at its own discretion. Lender may, at any time and from time to time, upon the occurrence and during the continuance of an Event of Default, subject to grace and cure periods under the Notes and a cure period hereunder of fourteen (14) days for the Company or any Guarantor to correct any Default, in order to facilitate the Lender’s exercise of its rights and remedies hereunder, in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Lender or any of its nominees, part or all of the Pledged Collateral.

SECTION 4. Further Assurances; Information; Legending the Certificates. Each Grantor shall cooperate in the completion of, and execute and deliver, any and all notices, forms, schedules or other documents which may be filed by the Lender on its own behalf or on behalf of Grantor, including any and all required notices or statements, and do or cause to be done all such other acts and things, necessary or, in the opinion of the Lender, advisable, for the disposition of any part of the Pledged Collateral pursuant to applicable law.

SECTION 5. Representations and Warranties. Each Grantor represents and warrants to the Lender that:

(a) No currently effective UCC financing statement covering any of the Pledged Collateral is on file in any public office other than financing statements, if any, related to Permitted Liens (for purposes of this Agreement, “Permitted Liens” means (A) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and securing amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens), and with respect to which adequate reserves or other appropriate provisions are being maintained by a Grantor, (B) deposits made (and the liens thereon) in the ordinary course of business of a Grantor (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts, (C) liens for taxes not yet due and payable or which are being contested in good faith and with respect to which adequate reserves are being maintained by a Grantor, (D) purchase money liens relating to the acquisition of equipment, machinery or other goods of a Grantor, and (E) the security interest of Sament Capital Investments, Inc. (“Sament”) under that certain Security Agreement, dated March 30, 2020 (the “Sament Security Agreement”), between Sament and the Company, as the same may be amended or modified);

(b) Such Grantor is and will remain the legal and beneficial owner of the Pledged Collateral, free of all liens and claims whatsoever, other than Permitted Liens, and with full power and authority to execute this Security Agreement and perform its obligations hereunder, and to subject the Pledged Collateral to the security interest hereunder;

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(c) All information with respect to the Pledged Collateral set forth in any schedule, certificate or other writing at any time hereafter furnished by Grantors to the Lender, and all other written information hereafter furnished by Grantors to the Lender, is and will be true and correct in all material respects as of the date furnished;

(d) The execution and delivery of this Security Agreement and the performance by each Grantor of its obligations hereunder do not and will not contravene or conflict with any provision of presently effective law or of any agreement binding upon such Grantor, and this Security Agreement is a legal, valid and binding obligation of each Grantor, enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency or similar laws and by general principles of equity; and

(e) For the purposes of notices under this Agreement, the Company and each of the Grantors shall accept notice at the address for notices set forth with the Company’s signature hereto.

SECTION 6. Covenants. During the term of this Security Agreement, each Grantor covenants and agrees with the Lender as follows:

(a) Such Grantor shall give the Lender written notice of any change to the address referenced in Section 5(e);

(b) Such Grantor shall duly fulfill in all material respects all obligations on its part to be fulfilled under or in connection with the Pledged Collateral and shall do nothing to impair in any material respect the rights of the Lender therein;

(c) Following the occurrence and during the continuance of an Event of Default, any proceeds of Pledged Collateral that is not subject to a prior lien, when first received by or on behalf of such Grantor, if so requested by the Lender, shall be deposited by or on behalf of Grantor in the form so received in such account as the Lender shall specify, and until so deposited shall be held in trust for and as the Lender’s property and shall not be commingled with such Grantor’s or any other Person’s other funds or properties;

(d) Such Grantor shall (i) comply in all material respects with all applicable laws with respect to the Pledged Collateral or any part thereof, (ii) pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Pledged Collateral or in respect of its income or profits therefrom and all claims of any kind which, if unpaid, might by law become a lien upon the Pledged Collateral or in respect of its income or profits therefrom, except that such Grantor shall not be required to pay or discharge any such tax, assessment, charge, or claim which is being contested in good faith and by proper proceedings, and (iii) advise the Lender promptly, in reasonable detail, of any lien or claim made or asserted against any of the Pledged Collateral other than Permitted Liens;

(e) If the validity or priority of this Security Agreement or of any right, title, security interest, or other interest created or evidenced hereby shall be attacked, endangered, or questioned or if any legal proceedings are instituted against such Grantor with respect thereto, such Grantor will give prompt written notice thereof to the Lender and will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Lender (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Security Agreement and the right, title, security interest, and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by such Grantor, and the Person incurring such expenses shall be subrogated to all rights of the Person receiving such payment;

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(f) Such Grantor will, on request of the Lender, (i) promptly correct any defect, error or omission which may be discovered in the contents of this Security Agreement or in any other instrument executed in connection herewith or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record or file such further instruments (including further security agreements, financing statements and continuation statements) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Security Agreement and such other instruments and to subject to the security interests hereof and thereof any property intended by the terms hereof and thereof to be covered hereby and thereby, including any renewals, additions, substitutions, replacements or appurtenances to the Pledged Collateral; and (iii) execute, acknowledge, deliver, procure and record or file any document or instrument (including any financing statement) deemed advisable by the Lender to protect the security interest hereunder against the rights or interests of third persons;

(g) Such Grantor shall account fully and faithfully for and, if the Lender so elects, shall promptly pay or turn over to the Lender the proceeds in whatever form received from disposition in any manner of any of the Pledged Collateral. Such Grantor shall at all times keep the Pledged Collateral and its proceeds separate and distinct from other property of such Grantor and shall keep accurate and complete records of the Pledged Collateral and its proceeds;

(h) From time to time, upon demand of the Lender, such Grantor will keep and stamp or otherwise mark any and all instruments, documents and chattel paper and its individual books and records relating to any of the Pledged Collateral in such a manner as the Lender may reasonably require; and

(i) Such Grantor shall furnish the Lender all such information as the Lender may reasonably request with respect to the Pledged Collateral.

SECTION 7. Voting Rights; Dividends; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Security Agreement or any other Transaction Document; provided, however, that each Grantor shall give the Lender at least five (5) days’ written notice of the manner in which he intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Pledged Collateral or any part thereof which may have a material adverse effect on the value of the Pledged Collateral or any part thereof.

(ii) Any and all of the following shall be delivered in the ordinary course and pursuant to the Company’s Operating Agreement:

(A) dividends or interest paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; and

(B) dividends and other distributions hereafter paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid‑in‑surplus.

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(iii) Any cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be delivered to Lender with the exception of cash distributions received to satisfy Grantor’s tax obligations due to Company profits and to fulfill Grantor’s covenant of Section 6(d) hereof to hold as, Pledged Collateral and shall, if received by Grantor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of Grantor and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsements).

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Grantor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii) Each Grantor shall execute and deliver (or cause to be executed and delivered to the Lender) all such proxies and other instruments as the Lender may reasonably request for the purpose of enabling the Lender to exercise the voting and other rights which it is entitled to exercise pursuant to Section 7(b)(i) and to receive the dividends or interest payments which it is entitled to receive and retain pursuant to this Section 7.

(iii) Dividends or any other cash distributions received by any Grantor in respect of the Pledged Collateral with the exception of cash distributions received from the Company to satisfy Grantor’s tax obligations due to Company profits and to fulfill Grantor’s covenant of Section 6(d) hereof prior to payment in full of all amounts due and owing under or in connection with the Obligations (including principal, premium, if any, interest, fees and expenses on or in connection with the Obligations) shall be received and held in trust for the Lender, and will be promptly paid over to the Lender in the form received for application to the payment of such obligations until all such Obligations have been paid in full in such manner and order and at such time as the Lender shall select.

SECTION 8. No Transfers and Other Liens. Each Grantor shall not sell, exchange or otherwise dispose of, or grant any option, warrant, or other right with respect to or any interest in, any of the Pledged Collateral or create or permit to exist any lien upon or with respect to any of the Pledged Collateral (other than (A) the lien created hereby, (B) Permitted Liens, (C) the transfer of goods, inventory and Collateral in the ordinary course of a Grantor’s business, and (D) transfers to the Company or other subsidiaries of the Company or a Grantor which have pledged their assets as collateral to secure payment of the Secured Obligations).

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SECTION 9. The Lender Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Lender to be Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, from time to time in the Lender’s discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

(a) to ask, demand, collect, sue for, recover, compound, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents, and chattel paper in connection with Section 9(a); and

(c) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Lender with respect to any of the Pledged Collateral.

SECTION 10. The Lender May Perform. If any Grantor fails to perform any covenant or agreement herein, the Lender may itself perform, or cause performance of, such covenant or agreement, and the expenses of the Lender incurred in connection therewith shall be payable by Grantor.

SECTION 11. Reasonable Care. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property, it being understood that the Lender shall not have any responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any Persons with respect to any Pledged Collateral.

SECTION 12. Remedies upon an Event of Default; Recourse Nature of Grantor’s Obligations. If any Event of Default shall have occurred:

(a) The Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Lender on default under the UCC, or under the laws of any other applicable jurisdiction, at that time, and the Lender may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Lender’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral, regardless of whether notice of sale has been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Lender is authorized to conduct any private sale of the Pledged Collateral or any part thereof in a manner that will not require the Pledged Collateral or any part thereof to be registered under the Securities Act or any other applicable securities laws. In this regard, each Grantor acknowledges and agrees that the Lender may, in its discretion, approach a restricted number of potential purchasers and that a sale under those circumstances may yield a lower price for the Pledged Collateral or any part thereof then would otherwise be obtainable if the sale of the Pledged Collateral or any part thereof were registered under the Securities Act and applicable state securities laws. Each Grantor agrees that (i) if the Lender shall so sell the Pledged Collateral or any part thereof at such a private sale or sales, the Lender shall have the right to rely upon the advice or opinion of any federally registered securities broker or dealer as to the best price reasonably obtainable upon such a private sale and (ii) such reliance shall be conclusive evidence that the Lender handled such matter in a commercially reasonable manner.

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(b) In addition to the rights of the Lender under Section 7, any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and then or at any time thereafter applied in whole or in part by the Lender against, the Obligations in such order as the Lender shall select. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by the Lender and remaining after payment in full of all the Obligations shall be paid over to Grantors, or to whomsoever may be lawfully entitled to receive such surplus, within a reasonable period of time; provided, that the Lender shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Security Agreement.

(c) Without limiting in any manner any of any Grantor’s obligations or any of the Lender’s rights under any of the other terms and provisions of this Security Agreement or under any of the terms of the Notes, each Grantor’s liability, and the Lender’s recourse to any assets of Grantor other than the Pledged Collateral, upon the occurrence of any Event of Default shall be per the Guaranty between the Lender and Grantors set forth herein.

SECTION 13. Security Interest Absolute. All rights of the Lender hereunder and all obligations of Grantors hereunder, and the security interest created hereunder shall, to the extent permitted by applicable law, be absolute and unconditional, irrespective of:

(a) any lack of validity or enforceability of any of the Transaction Documents;

(b) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from any of the Transaction Documents;

(c) any exchange, release, or non-perfection of any collateral standing as security for the Obligations or any liabilities incurred directly or indirectly hereunder or any set-off against any of such liabilities, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Grantor, or any other Person that is obligated in respect of any of the Obligations.

SECTION 14. Continuing Security Interest; Assignment. This Security Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) be binding upon each Grantor and its executors, trustees, receivers, successors and permitted assigns; and (b) inure to the benefit of and be enforceable by the Lender, and its trustees, receivers, successors and assigns. No Grantor may assign any of its rights or obligations under this Security Agreement without the Lender’s prior written consent; and any such purported assignment without such consent shall be void and ineffective.

SECTION 15. Waiver of Marshalling. All rights of marshalling of assets of each Grantor, including any such right with respect to the Pledged Collateral, are hereby waived by Grantors.

SECTION 16. No Waiver; Remedies. No failure on the part of The Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 17. GOVERNING LAW. THIS SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS EXECUTED BY THE PARTIES HERETO UNDER THE LAWS OF THE STATE OF DELAWARE, AND SHALL BE GOVERNED BY, ENFORCED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND APPLICABLE FEDERAL LAW.

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SECTION 18. Notices: Notices, reports, and other communications hereunder shall be in writing, shall be given by personal or courier service or by mail, and shall be deemed to be given and received (i) upon the addressee’s receipt if delivered in person or by courier or (ii) upon the earlier of the addressee’s receipt and three Business Days following the date such notices, reports, and payments are placed in the United States mail, if properly posted with postage prepaid, by certified mail in an envelope properly addressed, to the addresses denoted under the signatures of the Company and Lender hereto or to such other address as the Company or Lender may specify in a written notice to the other in accordance with this Section 18.

SECTION 19. Headings; Certain Terms. The headings in this Security Agreement are for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Security Agreement or any provision hereof. In this Security Agreement, (a) “include” and “including” do not signify or imply any limitation, (b) “Section” refers to a Section of this Security Agreement, unless otherwise stated, (c) “hereunder,” “hereof,” “hereto,” and similar terms are references to this Security Agreement as a whole, and not to any particular provision of this Security Agreement, and (d) “UCC” refers to the Uniform Commercial Code in effect in the State of Delaware.

SECTION 20. FINAL AGREEMENT OF THE PARTIES: THIS SECURITY AGREEMENT, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, CONSTITUTES THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

SECTION 21. Guaranty. The Guarantors hereby, jointly and severally, absolutely, irrevocably and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Obligations and the performance of all agreements of the Company now or hereafter existing under the Transaction Documents, whether for principal, interest, fees, expenses or otherwise. In the event of any failure of the Company to pay or perform when due the Obligations under the Transaction Documents, the Guarantors will, jointly and severally, immediately pay and perform the same at the time and place, and in the funds and manner, provided for in the Transaction Documents, without set-off, counterclaim or deduction of any kind.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Security Agreement to be duly executed and delivered as of the date first above written.

LENDER: Evergreen Capital Management, LLC

By:	/s/ Jeff Pazdro
Jeff Pazdro
Managing Member
156 West Saddle River Road
Saddle River, NJ 07458

THE COMPANY: Edible Garden AG Incorporated, a Delaware corporation

By:	/s/ James Kras
James Kras
Chief Executive Officer
283 County Road 519
Belvidere, New Jersey 07823

GRANTORS/GUARANTORS Edible Garden AG Incorporated (DE)

By:	/s/ James Kras
Name: James Kras
Title: Chief Executive Officer

EG Transportation LLC (NA)

By:	/s/ James Kras
Name: James Kras
Title: Chief Executive Officer of Edible Garden AG Incorporated, manager of EG Transportation LLC

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ATTACHMENT 1

All right, title, interest, claims and demands of each Grantor in and to the following property:

1. All Accounts;

2. All Chattel Paper;

3. All Deposit Accounts and cash;

4. All Documents;

5. All General Intangibles;

6. All Goods;

7. All Instruments;

8. All Intellectual Property;

9. All Inventory;

10. All Investment Property;

11. All Unencumbered Equipment; and

12. All Letter-of-Credit Rights.

To the extent not otherwise included, all proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

All capitalized terms used in this Attachment 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of Delaware as in effect from time to time.

The term “Intellectual Property” means all intellectual and similar property of every kind and nature hereafter acquired or developed by any Grantor, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know‑how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

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